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Exhibit 10.12

BUNGE LIMITED
EQUITY INCENTIVE PLAN

AWARD AGREEMENT

—Notice of Nonqualified Stock Option Grant—

        Effective as of the Date of Grant set forth below, the Participant named below is hereby awarded a nonqualified stock option to purchase the number of Shares set forth below (the "Nonqualified Stock Option") under the Bunge Limited Equity Incentive Plan (the "Plan"), subject to the terms and conditions of the Plan and this Award Agreement (this "Award Agreement"). This Award Agreement consists of this Notice of Nonqualified Stock Option Grant (the "Grant Notice") and the attached Terms and Conditions Applicable to Nonqualified Stock Options (the "Terms and Conditions"). Defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

Participant Information:

Name:	Address:

Summary of Nonqualified Stock Option Terms:

Date of Grant:	Shares subject to the Nonqualified Stock Option:
Vesting Schedule: See Terms and Conditions.	Exercise Price per Share: U.S.$ .
Expiration Date: Ten (10) years from the Date of Grant, unless earlier terminated as provided herein.

        The Participant and Bunge Limited, a company organized under the laws of Bermuda, and any successor thereto ("Bunge"), agree that this Nonqualified Stock Option is granted under and governed by the terms and conditions of the Plan and this Award Agreement, and that this Nonqualified Stock Option is granted for no consideration other than the Participant's services. The Participant acknowledges that he or she has reviewed the Plan and this Award Agreement in their entirety and has had an opportunity to obtain the advice of counsel and a qualified tax advisor prior to executing this Award Agreement. The Participant hereby agrees to comply with the terms and conditions of the Plan and this Award Agreement and accepts as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to the Plan and this Award Agreement.

        The Participant indicates acceptance of the Nonqualified Stock Option, subject to the terms and conditions set forth in the Plan and the Award Agreement, by signing this Grant Notice and returning it to the undersigned representative of Bunge no later than                        , 2004. If a signed copy of this Grant Notice is not received by such date, this Award shall be void and of no force and effect.

BUNGE LIMITED	PARTICIPANT
By:	By:
Name: Flavio Sá Carvalho		[NAME]
Title: Chief Personnel Officer

Attached hereto and apart hereof:

Terms and Conditions Applicable to Nonqualified Stock Options.

BUNGE LIMITED
EQUITY INCENTIVE PLAN

AWARD AGREEMENT

—Terms and Conditions Applicable to Nonqualified Stock Options—

        1.     Grant.    Subject to the terms and conditions of this Award Agreement, the Company has elected to grant the Participant a Nonqualified Stock Option as of the Date of Grant.

        2.     Vesting.    The Participant may exercise the Nonqualified Stock Option only with respect to the portion thereof that has vested. Except as otherwise provided in Section 5 herein, the Nonqualified Stock Option granted under this Award Agreement shall vest as to one-third (1/3) of the Shares subject to the Nonqualified Stock Option on each of the first, second and third anniversaries of the Date of Grant (each, a "Vesting Date"), provided the Participant has remained in the continuous employment of the Company through the applicable Vesting Date. Any fractions resulting from the application of the vesting schedule shall be aggregated, and the Shares subject to the Nonqualified Stock Option resulting therefrom may be exercised starting from the first Vesting Date. No exercise may occur after 5:00 p.m. (New York City time) on the Expiration Date.

        3.     Exercise Procedures.

        (a)    Notice of Exercise.    Subject to the limitations set forth in this Award Agreement, including, without limitation, automatic termination and forfeiture of the Nonqualified Stock Option pursuant to Section 8 of the Plan, the Participant may exercise the vested portion of the Nonqualified Stock Option, in whole or in part, by submitting a written notice in the form attached hereto as Exhibit A to the Secretary of the Company at its corporate headquarters (or by following such other procedures as the Company may from time to time indicate in writing to the Participant). The exercise date (the "Exercise Date") shall be the date on which the Secretary of Bunge receives a written notice of exercise, duly completed and submitted by the Participant (or his or her beneficiary, if applicable), relating to the Nonqualified Stock Option, if such notice is received by 5:00 p.m. (New York City time). Otherwise the Exercise Date shall be the following business day. The Participant shall deliver, or arrange for delivery, to the Company, at the time of giving the notice, payment in a form permissible under Section 4 of this Award Agreement for the full amount of the Exercise Price.

        (b)    Issuance of Shares.    After receiving a proper notice of exercise, Bunge shall cause to be issued the Shares as to which the Nonqualified Stock Option has been exercised.

        (c)    Period of Exercise.    Subject to the limitations of this Award Agreement, Nonqualified Stock Options shall be exercisable until the Expiration Date. Any Nonqualified Stock Options that have not been exercised by 5:00 p.m. (New York City time) on the Expiration Date shall expire and be automatically cancelled.

        (d)    Withholding Taxes.    The Company shall be entitled to require the Participant, prior to delivery of any Shares upon exercise, to remit to the Company an amount sufficient to satisfy any U.S. federal, state, local and/or foreign income tax, social or other applicable payroll tax withholding requirements. The Company may, in its sole discretion, permit the Participant, after the delivery of Shares to the Participant, to satisfy U.S. federal, state, local and/or foreign income tax, social or other applicable payroll taxes by directing the Company to repurchase Shares that were issued to such Participant in accordance with all applicable laws and pursuant to any such rules as the Committee may establish from time to time.

        4.     Payment for Shares.    In order to exercise the Nonqualified Stock Option, the Participant may tender payment in the following forms:

        (a)    Cash.    All or part of the Exercise Price may be paid in cash or cash equivalents.

        (b)    Currently Owned Shares.    Subject to all applicable law and in Bunge's sole discretion, all or any part of the Exercise Price may be paid by surrendering whole Shares that are already owned by the Participant. Such Shares shall be surrendered to Bunge in good form for transfer and shall be valued at their Fair Market Value on the date when the Nonqualified Stock Option is exercised. The Participant shall not surrender Shares in payment of the Exercise Price if such action would cause Bunge to recognize compensation expense (or additional compensation expense) with respect to the Nonqualified Stock Option for financial reporting purposes.

        (c)    Cashless Exercise.    Subject to such rules and procedures as may be adopted by the Committee, and subject to applicable law all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction:

            (i)  to a securities broker to sell Shares and to deliver all or part of the sales proceeds to Bunge; or

           (ii)  to pledge Shares to a securities broker or lender, as security for a loan, and to deliver all or part of the loan proceeds to Bunge.

        (d)    Cash/Share Combination.    Subject to all applicable law and in Bunge's sole discretion, all or any part of the Exercise Price may be paid through a combination of the alternatives above.

        5.     Termination of Employment.    Except as otherwise provided in this Section 5, the terms applicable in the event of the Participant's termination of employment with the Company shall be governed by Section 8(d) of the Plan; provided, that in no event shall the Nonqualified Stock Option be exercisable after the end of the Expiration Date. In the event of the Participant's termination of employment due to the such Participant's early retirement prior to age 65 (as defined under the Company's applicable retirement policies), the Nonqualified Stock Option, to the extent not yet vested, shall become immediately vested and exercisable. Thereafter, the vested portion of the Nonqualified Stock Option shall remain exercisable by the Participant until the third anniversary of the date of the Participant's termination of employment. Any portion of the Nonqualified Stock Option that is not timely exercised shall lapse and become void.

        6.     General Terms.

        (a)    Transferability.    The Nonqualified Stock Option is not transferable by the Participant, except by will or by the laws of descent and distribution or pursuant to a domestic relations order, if applicable. Notwithstanding the foregoing, by delivering written notice to Bunge, in a form satisfactory to Bunge, the Participant may designate a third party who, in the event of the Participant's death, shall thereafter be entitled to exercise the Nonqualified Stock Option.

        (b)    Award Not a Service Contract.    Neither this Award Agreement nor the Nonqualified Stock Option granted hereunder is an employment or service contract, and nothing in this Award Agreement shall be deemed to create in any way whatsoever any obligation on the part of the Participant to continue in the employ of the Company, or of the Company to continue the Participant's employment. In addition, nothing in this Award Agreement shall obligate the Company or the shareholders, the Board, officers or employees of Bunge or any other entity constituting the Company to continue any relationship that the Participant might have as a director, advisor, employee or consultant for the Company.

        (c)    Restrictive Covenants; Cooperation Obligations.

            (i)    Confidentiality.    The Participant understands and acknowledges that in the course of his or her employment, the Participant shall have access to and shall learn information proprietary to Bunge, its parent companies and subsidiaries (individually and as a group, the "Bunge Group") that concerns the technological innovations, operation and methodology of the Bunge Group, including, without limitation, business plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, scientific data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), data and customer information (collectively, "Proprietary Information"). "Developments" shall mean all data, discoveries, findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts and ideas, whether or not patentable, relating to the present or planned activities, or the products and services of the Bunge Group. The Participant hereby agrees that during the period beginning on the Date of Grant and continuing in perpetuity thereafter, the Participant shall keep confidential and shall not disclose any such Proprietary Information to any third party, except as required to fulfill his or her duties in connection with employment by the Bunge Group, and shall not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which (i) was already available to the public at the time of disclosure, or subsequently became available to the public, otherwise than by breach of this Award Agreement or (ii) the disclosure of which was required by order of any court or administrative agency. Upon any termination of the Participant's employment with the Bunge Group, the Participant hereby agrees to return immediately to the Bunge Group all Proprietary Information and copies thereof in the possession of the Participant.

           (ii)    No Competing Employment.    During the period beginning on the Date of Grant and continuing until the end of the twelfth month following the Participant's termination of employment for any reason with the Bunge Group (such period to be referred to as the "Restricted Period"), the Participant shall not, without the prior written consent of Bunge, directly or indirectly, whether as owner, consultant, employee, partner, venturer, or agent, through stock ownership, investment of capital, lending of money or property, rendering of services, or otherwise (except ownership of less than 5% of the number of shares outstanding of any securities which are publicly traded), (A) compete with the Bunge Group, or (B) provide services to, whether as an employee or consultant, or own, manage, operate, control, participate in or be connected with (as a shareholder, partner, or similar owner) any corporation, firm, partnership, joint venture, sole proprietorship or other entity which competes with the Bunge Group, except for the aforementioned ownership of less than 5% of any publicly traded securities. The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 6(c)(ii).

          (iii)    Restrictions on Solicitation.    During the Restricted Period, and except as required pursuant to the Participant's duties to the Bunge Group in connection with the employment relationship, the Participant shall not, directly or indirectly: (i) solicit or contact any customer of the Bunge Group (or any other entity that the Participant knows is a potential customer with respect to specific products of the Bunge Group and with which the Participant has had contact during the period of his or her employment with the Bunge Group) for any commercial pursuit that to the knowledge of the Participant is in competition with the Bunge Group or that to the knowledge of the Participant is contemplated from time to time during the period of his or her employment with the Bunge Group by any corresponding business plan; (ii) take away or interfere or attempt to interfere with any custom, trade, business or patronage of the Bunge Group, or induce, or attempt to induce, any employees, agents or consultants of or to the Bunge Group to do anything from which the Participant is restricted by reason of this Section 6(c); or (iii) offer or aid others to offer employment to employees of the Bunge Group, or interfere or attempt to interfere with any employees of the Bunge Group. The Restricted Period shall be extended by the length of any period during which the Participant is in breach of any of the terms of this Section 6(c)(iii).

          (iv)    Application of Covenants.    The activities described in this Section 6(c) shall be prohibited regardless of whether undertaken by the Participant in an individual or representative capacity, and regardless of whether performed for the Participant's own account or for the account of any other individual, partnership, firm, corporation or other business organization (other than Bunge).

           (v)    Injunctive Relief.    Without limiting the remedies available to Bunge, the Participant acknowledges that a breach of any of the covenants contained in this Section 6(c) may result in irreparable injury to Bunge for which there is no adequate remedy at law, that it shall not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, Bunge shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction restraining the Participant from engaging in activities prohibited by this Section 6(c) or such other relief as may be required to specifically enforce any of the covenants in this Section 6(c).

        (d)    Plan Document Controls.    In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of the Plan shall control.

        (e)    Applicable Law.    This Award Agreement shall be governed by and subject to the laws of the State of New York and to all applicable laws and to the approvals by any governmental or regulatory agency as may be required.

        (f)    Validity.    The invalidity or unenforceability of any provision of this Award Agreement shall not affect the validity or enforceability of any other provision of this Award Agreement, which shall remain in full force and effect. The parties intend that any offending provision shall be enforced to the fullest extent to which it is enforceable, that any unenforceable portion thereof be severed from this Award Agreement, and that this Award Agreement, as modified to sever any such unenforceable portion, shall be enforced to the fullest extent permitted by law. In the event that all or any portion of the Nonqualified Stock Option is forfeited pursuant to the terms of the Plan or this Award Agreement, such forfeiture shall be automatic and shall not require any further action by the Participant or the Company.

        (g)    Notices.    All notices and other communications provided for herein shall be in writing and shall be delivered by hand, telecopy or facsimile transmission or sent by certified or registered mail, return receipt requested, postage prepaid, addressed, if to the Participant, to the attention of the Participant at the mailing address set forth on the Notice of Nonqualified Stock Option Grant which is part of this Award Agreement (or to such other address as the Participant shall have specified to Bunge in writing) and, if to Bunge, to it at its principal offices which are currently located at 50 Main Street, 6th Floor, White Plains, New York 10606, attention Chief Personnel Officer. All such notices shall be conclusively deemed to be received and shall be effective, (i) if delivered by hand, upon receipt, (ii) if sent by telecopy or facsimile transmission, upon confirmation of receipt by the sender of such transmission or (iii) if sent by registered or certified mail, on the fifth day after the day on which such notice is mailed.

        (h)    Waiver.    The waiver by either party of compliance with any provision of this Award Agreement by the other party shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach of such party of a provision of this Award Agreement.

        (i)    Committee Decisions Final.    Any dispute or disagreement which shall arise under, or as a result of, or pursuant to, or in connection with, the interpretation or construction of the terms of this

Award Agreement or the Nonqualified Stock Option granted hereunder shall be determined by the Committee, and any such determination (including, without limitation, any determination of Fair Market Value) and any other determination by the Committee under or pursuant to this Award Agreement and any interpretation by the Committee of the terms of the Nonqualified Stock Option shall be final and binding on all persons affected thereby.

        (j)    Amendments.    The Committee shall have the power to alter or amend the terms of this Award Agreement as set forth herein from time to time, in any manner consistent with the provisions of Section 14 of the Plan, and any alteration or amendment of the terms of the Award by the Committee shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person; provided, however, that, except as contemplated by Section 14 of the Plan, no such alteration or amendment may, without the consent of the Participant, adversely affect the rights of the Participant under this Award. The Committee shall give written notice to the Participant of any such alteration or amendment as promptly as practicable after the adoption thereof. Notwithstanding any provision herein to the contrary, the Board shall have the broad authority to amend this Award to take into account changes in applicable tax laws, securities laws, accounting rules and other applicable state and Federal laws.

        (k)    Entire Agreement; Headings.    This Award Agreement and the other related documents expressly referred to herein set forth the entire agreement and understanding between the parties hereto. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of this Award Agreement.

        (l)    Counterparts.    This Award Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        (m)    Market Standoff Agreement.    The Participant, if requested by Bunge and an underwriter of Common Stock (or other securities) of Bunge, agrees not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Bunge held by the Participant during the period requested by the underwriter managing any public offering of Common Stock (or other securities) of Bunge following the effective date of a registration statement of Bunge filed under the U.S. Securities Act of 1933, as amended, provided that all similarly situated officers and directors of Bunge are required to enter into similar agreements. Such agreement shall be in writing in a form satisfactory to Bunge and such underwriter. Bunge may impose stop-transfer instructions with respect to the shares (or other securities) subject to the foregoing restriction until the end of such period.

        (n)    Securities Laws Compliance.    No Shares shall be issued or transferred under this Award Agreement unless the Committee determines that such issue or transfer is in compliance with all applicable U.S. federal, state and/or foreign securities laws and regulations, including without limitation, Bermuda laws and regulations.

        (o)    Change in Control.    The terms of Section 13(b) of the Plan shall apply to any rights the Participant may have with respect to the Nonqualified Stock Option upon a Change in Control.

Exhibit A

BUNGE LIMITED
EQUITY INCENTIVE PLAN
NOTICE OF EXERCISE

The undersigned Participant hereby elects to exercise the Nonqualified Stock Option with respect to the Number of Shares set forth below:

1.
Details of Exercise.

Participant:	Number of Shares:

Social Security Number:	Per Share Exercise Price: U.S. $

Address:	Total Exercise Price: U.S. $

Daytime Phone:	Date of Grant:

2.
Method of Payment of Total Exercise Price. (The Participant shall indicate which form of payment he or she elects with respect to this Notice of Exercise.)

a.
Cashless:

                     If the Common Stock is publicly traded, Participant shall pay the Total Exercise Price by the delivery of the enclosed irrevocable direction (subject to approval by Bunge of the form and substance thereof), either:

      (i)
      to a securities broker approved by Bunge to sell Shares and to deliver all or part of the sales proceeds to Bunge; or

      (ii)
      to pledge Shares to a securities broker or lender approved by Bunge, as security for a loan, and to deliver all or part of the loan proceeds to Bunge.

  b.
  Cash:

                     The Participant encloses herewith the Total Exercise Price indicated above in cash or cash equivalents.

  c.
  Currently Owned Shares:

                     Subject to the approval of Bunge and applicable laws, the Participant shall pay the Total Exercise Price by surrendering Shares that are already owned by the Participant. The effectiveness of this Notice of Exercise is contingent upon Bunge's receipt of such Shares.

  d.
  Cash/Share Combination:

                     If the Participant is paying the Total Exercise Price through a combination of the above alternatives, the Participant shall describe such combination hereunder:

        Tax Consequences.    THE PARTICIPANT UNDERSTANDS THAT THE PARTICIPANT MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF THE EXERCISE OF THE NONQUALIFIED STOCK OPTION. THE PARTICIPANT REPRESENTS THAT THE PARTICIPANT HAS CONSULTED WITH ANY TAX CONSULTANT(S) THE PARTICIPANT DEEMS ADVISABLE IN CONNECTION WITH SUCH EXERCISE AND THAT THE PARTICIPANT IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

        The Participant acknowledges and agrees that the terms of the Award Agreement (which is hereby incorporated by reference) under which the Nonqualified Stock Option was granted govern the terms and conditions applicable to the Nonqualified Stock Option and the exercise thereof.

Date:	Signature of Participant

This is to verify our receipt and acceptance of this Notice of Exercise and full payment of the Total Exercise Price.

BUNGE LIMITED

Date:
Authorized Signature

QuickLinks

BUNGE LIMITED EQUITY INCENTIVE PLAN
AWARD AGREEMENT
—Notice of Nonqualified Stock Option Grant—
BUNGE LIMITED EQUITY INCENTIVE PLAN
AWARD AGREEMENT
—Terms and Conditions Applicable to Nonqualified Stock Options—
BUNGE LIMITED EQUITY INCENTIVE PLAN NOTICE OF EXERCISE